Exhibit 21

Ethan Allen Interiors Inc. (Delaware) Ethan Allen Global, Inc. (Delaware) Ethan Allen Retail, Inc. (Delaware) Ethan Allen Operations, Inc. (Delaware) Lake Avenue Associates, Inc. (Connecticut) Ethan Allen Realty, LLC (Delaware) Ethan Allen (Canada) Inc. EthanAllen.com (Delaware) Manor House, Inc. (Delaware) Cut and Sew Manufacturing Operations, S. de R.L. de C.V. (Mexico) 5% Cut and Sew Manufacturing Realty, S. de R.L .de C.V. (Mexico) 5% Cut and Sew Manufacturing Operations, S. de R.L. de C.V. (Mexico) 95% Cut and Sew Manufacturing Realty, S. de R.L. de C.V (Mexico) 95% Ownership is 100% unless otherwise indicated